Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-223767, 333-195517, 333-210375, 333-230487, 333-236635, 333-255784, 333-266697, 333-273997 and 333- 285897) on Form S-8, and (Nos. 333-281843 and 333-285908) on Form F-3 of our report dated March 5, 2026, with respect to the consolidated financial statements of MediWound Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel-Aviv, Israel
March 5, 2026